                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
--------------------------------------------------------------------------------
                                PLUG POWER, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                PLUG POWER INC.
                            968 Albany-Shaker Road
                               Latham, NY 12110

                                                                 April 24, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Plug Power Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 16, 2002, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York.

   The Annual Meeting has been called for the purpose of (i) electing three Class III Directors, each for a three-year term and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on March 22, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors of the Company recommends that you vote "FOR" the election of the three nominees as Class III Directors of the Company.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          Dr. Roger B. Saillant
                                          President and Chief Executive Officer

                                PLUG POWER INC.
                            968 Albany-Shaker Road
                               Latham, NY 12110
                                (518) 782-7700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Thursday, May 16, 2002

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Plug Power Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 16, 2002, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York (the "Annual Meeting") for the purpose of considering and voting upon:

       1. The election of three Class III Directors, each to hold office until the Company's 2005 annual meeting of stockholders and until such director's successor is duly elected and qualified; and

       2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on March 22, 2002, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

   In the event that there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Ana-Maria Galeano
                                          Corporate Secretary

Latham, NY
April 24, 2002

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                PLUG POWER INC.
                            968 Albany-Shaker Road
                               Latham, NY 12110
                                (518) 782-7700

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Thursday, May 16, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 16, 2002, at 10:00 a.m., local time, at the Albany Marriott, 189 Wolf Road, Albany, New York, and any adjournments or postponements thereof (the "Annual Meeting").

   At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

       1. The election of three Class III Directors, each to hold office until the Company's 2005 annual meeting of stockholders and until such director's successor is duly elected and qualified; and

       2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 24, 2002 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 50,322,928 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 965 stockholders of record. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

   The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

   Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

   Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the three nominees of the Board of Directors as Class III Directors of the Company as listed in this Proxy Statement. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

   Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Corporate Secretary of the Company, (2) signing and duly delivering a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

   The Annual Report of the Company is being mailed to stockholders of the Company concurrently with this Proxy Statement.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The number of directors of the Company is fixed at nine and the Board of Directors currently consists of nine members. The Board of Directors is divided into three classes, with three directors in Class I, three directors in Class II and three directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting of stockholders.

   At the Annual Meeting, three Class III Directors will be elected to serve until the annual meeting of stockholders in 2005 and until such directors' successors are duly elected and qualified. The Board of Directors has nominated Larry G. Garberding, John G. Rice and John M. Shalikashvili for re-election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election Larry G. Garberding, John G. Rice and John M. Shalikashvili as directors. The nominees have agreed to stand for re-election and to serve, if elected, as directors. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

   A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors of the Company held eleven (11) meetings during the fiscal year ended December 31, 2001 ("Fiscal 2001"). During Fiscal 2001, each of the incumbent directors attended at least 75% of the total number of meetings of the Board, held during the period such person served as a director, and of the committees of which he or she was a member, during the period such person served on such committee, except for Mr. Earley who attended 55% of the total number of meetings of the Board. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee").

Audit Committee

   The Audit Committee consisting of Messrs. Garberding (Chairman) and Shalikashvili and Anastasia M. Song held four (4) meetings during Fiscal 2001.

   The Audit Committee of the Board of Directors of the Company is currently composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy all requirements as to independence, financial literacy and experience, except that Mr. Garberding is not independent as defined in Nasdaq Marketplace Rule 4200(a)(14). Mr. Garberding does not meet the independence definition because he was until January 1, 2002, a director of DTE Energy Company, which holds 28.4% of our Common Stock, and Executive Vice President and Chief Financial Officer of DTE Energy and The Detroit Edison Company. Based on Mr. Garberding's unique combination of extensive financial management, audit and accounting experience and his knowledge and understanding of the Company and its industry, the Board of Directors determined that Mr. Garberding's membership on the Audit Committee was in the best interests of the Company and its stockholders. Effective January 1, 2002, Mr. Garberding resigned all of his positions with DTE Energy and The Detroit Edison Company.

Audit Committee Report

   The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on April 24, 2000. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal control procedures, and other activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities. The following is a report on the Committee's activities relating to Fiscal 2001.

  Review of Audited Financial Statements with Management

   The Audit Committee reviewed and discussed the Company's audited financial statements for Fiscal 2001 with the management of the Company.

  Review of Financial Statements and Other Matters with Independent Accountant

   The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed the matters contained therein with the independent accountants.

  Recommendation that Financial Statements be Included in Annual Report

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2001 for filing with the Securities and Exchange Commission.

  Recommend appointment of Independent Auditors

   The Audit Committee recommended to the Board of Directors that the Company appoint KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

                                                                 March 29, 2002

Audit Committee:
Larry G. Garberding (Chairman)
John M. Shalikashvili
Anastasia M. Song

Independent Auditors Fees

   The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for Fiscal 2001, and fees billed for other services rendered by KPMG LLP:

                    Audit Fees:.................... $65,000
                    Financial Information Systems:
                     Design and Implementation Fees    None
                    All Other Fees.................    None

Compensation Committee

   The Compensation Committee consisting of Messrs. Earley and McNamee held four meetings during Fiscal 2001. The Compensation Committee reviews and determines compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Compensation Committee determines the options or stock grants to eligible persons under the Company's 1999 Stock Option and Incentive Plan (See EXECUTIVE COMPENSATION--"Report of the Compensation Committee and the Board of Directors on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation").

Information about our Directors

   Set forth below is certain information regarding the directors of the Company, including the Class III Directors who have been nominated for re-election at the Annual Meeting.

                                                    Director
                   Name                         Age  Since
                   ----                         --- --------
                   Class I--Term Expires 2003
                   Dr. Roger B. Saillant....... 59    2000
                   Dr. Walter L. Robb.......... 74    1997
                   Anthony F. Earley, Jr.(2)... 52    1997
                   Class II--Term Expires 2004
                   George C. McNamee(2)........ 55    1997
                   Douglas T. Hickey........... 47    2000
                   Anastasia M. Song(1)........ 41    2001
                   Class III--Term Expires 2002
                   John M. Shalikashvili*(1)... 65    1999
                   Larry G. Garberding*(1)..... 63    1997
                   John G. Rice*............... 45    2000

--------
*  Nominee for re-election.
(1) Member of Audit Committee.
(2) Member of the Compensation Committee.

   The principal occupation and business experience for at least the last five years for each director of the Company is set forth below.

   Dr. Roger B. Saillant has served as President & Chief Executive Officer and a member of the Board of Directors since December 2000. Prior to joining Plug Power, Mr. Saillant spent over 30 years with Ford Motor Company and Visteon Corporation, a full-service supplier of technology solutions to automotive manufacturers within the automotive aftermarket, a spin-off of Ford, where he most recently served as Vice President and General Manager of Visteon's Energy Transformation Systems group. Mr. Saillant was responsible for several billion in revenue, including Visteon's Distributive Power unit, and for overseeing 12,000 employees on four continents. While at Ford Motor Company and Visteon Corporation, he held numerous management positions in the areas of component engineering, catalysts, electronics, and manufacturing. Mr. Saillant holds a Bachelor of Science degree in Chemistry from Bowdoin College and a Ph.D. in Chemistry from Indiana University, as well as a post-doctorate degree in Organometallic Chemistry from the University of California.

   Dr. Walter Robb has served as a member of the Board of Directors of Plug Power since June 1977. Since 1993, Dr. Robb has served as President of Vantage Management, Inc., a management consulting firm. Prior to 1993, Dr. Robb served as the Senior Vice President for Corporate Research and Development at General Electric Company. In that capacity, Dr. Robb directed the GE Research and Development Center and served on General Electric's Corporate Executive Council. He serves on the Board of Directors of Mechanical Technology Incorporated and Celgene Corporation, a specialty pharmaceutical company engaged in the development and commercialization of human pharmaceuticals.

   Anthony F. Earley, Jr. has served as a member of the Board of Directors since June 1997. Mr. Earley has served as a director of DTE Energy Company since 1994, as Chairman of the Board and Chief Executive Officer of DTE Energy Company and its subsidiary, The Detroit Edison Company, since 1998, and as President and Chief Operating Officer of DTE Energy and Detroit Edison since 1994. From 1989 to 1994, Mr. Earley served as the President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley currently serves as a director of Comerica Bank, Mutual of America Capital Management Corporation and Masco Corporation, a manufacturer of home improvement and building products. Mr. Earley received a Bachelor of Science degree in Physics, a Master of Science degree in Engineering, and a Juris Doctorate from the University of Notre Dame.

   George C. McNamee has served as Chairman of the Board of Directors since June 1997. Mr. McNamee has served as Chairman since 1984 and as Co-Chief Executive Officer since 1993 of First Albany Companies Inc., a specialty investment banking firm. Mr. McNamee has served as a chairman of Mechanical Technology Incorporated since 1996 and as Chief Executive Officer since 1998. Mr. McNamee also serves as a director of MapInfo Corporation, a maker of mapping software products, application development tools, and data products, and the META Group, Inc., a company that provides market assessments for clients in the information technology industry. Mr. McNamee is a member of the Board of Directors of the New York Stock Exchange and the New York Conservation Education Fund. Mr. McNamee received his Bachelor of Arts degree from Yale University.

   Douglas T. Hickey has served as a member of the Board of Directors since September 2000. Since October 2001, Mr. Hickey has served as a Partner at Hummer-Winblad Venture Partners. Prior to 2001, Mr. Hickey served as Chief Executive Officer and Director of Critical Path Inc. Prior to joining Critical Path, he was Senior Vice President of Frontier Corporation and President of Frontier GlobalCenter, leading Frontier's strategic direction into the Internet and data environment. Mr. Hickey joined GlobalCenter in its infancy and, as Chief Executive Officer, built that company into one of the leading Web hosting organizations, ultimately leading to its merger with Frontier. Prior to joining GlobalCenter, he was President of Internet services at MFS Communications, which acquired UUnet Technologies, the first commercial Internet service provider. Before joining MFS, Mr. Hickey was general manager of North American sales and field operation at wireless pioneer Ardis, a Motorola company. He led Ardis's marketing and sales operation, including its successful direct and indirect distribution channels. Mr. Hickey holds a degree in Economics from Siena College.

   Anastasia M. Song has served as a member of the Board of Directors since August 2001. Since 1998, Ms. Song has served as Commissioner of the Port Authority of New York and New Jersey, where she is also Chairperson of the Finance Committee and serves on the Operations and Security Committee. Ms. Song is also an energy and infrastructure consultant with twenty years experience in infrastructure finance, operations, and quantitative analysis. Prior to 1998, Ms. Song served as a Director at Credit Suisse First Boston's Global Asset Finance group, and Director and head of the U.S. infrastructure and power generation business of the group's subsequent spin-off, Global Capital Finance LLC. Prior to joining Credit Suisse First Boston, Ms. Song served as Vice President of Corporate Finance at Sithe Energies, Inc., an independent power producer. Ms. Song also served as Assistant Secretary of Energy to Governor George E. Pataki, and as Executive Director of the Long Island Power Authority, where she oversaw the $7 billion acquisition of the Transmission and Distribution system of the Long Island Lighting Company. Ms. Song received a Bachelor of Arts degree from Bryn Mawr College and a Masters in Business Administration from Fordham University.

   John M. Shalikashvili (U.S. Army-ret.) has served as a member of the Board of Directors since November 1999. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth Supreme Allied Commander, Europe. He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is currently a director of L-3 Communications Holdings, Inc., a manufacturer of communications and related equipment, The Boeing Company and United Defense Industries, Inc., a privately held manufacturer of military track equipment and naval armament. General Shalikashvili received a Bachelor of Science degree in Mechanical Engineering from Bradley University and a Master of Arts degree in International Affairs from George Washington University, and he is a graduate of the Naval Command and Staff College and the United States Army War College.

   Larry G. Garberding has served as a member of the Board of Directors since June 1997. Mr. Garberding was a director of DTE Energy Company from 1990 through 2001 and was Executive Vice President and Chief Financial Officer of DTE Energy and its subsidiary, The Detroit Edison Company, from 1995 through 2001. Mr. Garberding received a Bachelor of Science degree in industrial administration from Iowa State University. Mr. Garberding is extensively involved with the United Way of Southern Michigan, is a director/trustee of the Detroit Medical Center and the Detroit Symphony Orchestra Hall, and is a Chairman of the Board of ArtServe Michigan.

   John G. Rice has served as a member of the Board of Directors since July 2000. Mr. Rice serves as President and Chief Executive Officer of GE Power Systems, a $20 billion segment of the General Electric Company that is headquartered in Atlanta, Georgia. Mr. Rice began his General Electric career in 1978 as a member of the Financial Management Program, moving to the Corporate Audit Staff in 1981. He became Manager, Materials at GE Appliances, Louisville in 1984. In 1986, he became Manager, Quality Control, Production Engineering and Materials Operation for GE Appliances. Mr. Rice became President, GEM Products, Inc., Garden Grove, California in 1987; following which he held general management positions in Louisville in Consumer Service and Production Operations. In August 1990, Mr. Rice became General Manager, Material Resources, GE Appliances, and in 1992, he was named President and Chief Operating Officer of Camco Inc. located in Canada. In 1994, he assumed leadership of the Corporate Audit Staff and a year later was appointed President, GE Plastics-Pacific in Singapore. Mr. Rice was appointed President and CEO, GE Transportation Systems, Erie, PA in September, 1997. In June 2000, Mr. Rice was named Chief Operating Officer of GE Power Systems and was named to his current position at GE Power Systems in December, 2000. Mr. Rice attended Hamilton College in Clinton, New York and graduated with a Bachelor of Arts in Economics. He currently serves on the Board of Trustees of Hamilton College.

Director Compensation

   Directors who are employees receive no additional compensation for their services as directors. Non-employee directors receive cash compensation of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone. Non-employee directors are eligible to participate in our 1999 Stock Option and Incentive Plan at the discretion of the full Board of Directors. In accordance with a policy approved by our Board of Directors, upon initial election or appointment to the Board of Directors, new non-employee directors receive non-qualified stock options to purchase 15,000 shares (50,000 shares for any new non-employee

Chairman) of Common Stock that are fully vested upon grant. Each year of a non-employee director's tenure, the director will receive non-qualified options to purchase 10,000 shares (20,000 shares for any non-employee Chairman), plus non-qualified options to purchase an additional 5,000 shares for a non-employee director serving as chairman of the Audit Committee and non-qualified options to purchase an additional 2,000 shares for a non-employee director serving as chairman of any other committee, including the Compensation Committee. These annual options fully vest on the first anniversary of the date of grant. During 2001, options to purchase 15,000 shares were granted to Ms. Song, 10,000 options to purchase were granted to each of Messrs. Earley, Hickey, Rice, Robb and Shalikashvili, 15,000 shares were granted to Mr. Garberding and 20,000 shares were granted to Mr. McNamee as compensation for their services as directors. Each of Messrs. Earley and Garberding has assigned to DTE Energy Company their right to receive cash director compensation and have assigned their right to receive shares underlying any options and any proceeds from the sale of such shares to DTE Energy. Mr. Rice has assigned to General Electric Company his right to receive cash director compensation and has assigned his right to receive shares underlying any options and any proceeds from the sale of such shares to General Electric Company.

                              EXECUTIVE OFFICERS

   The names and ages of all executive officers and key employees of the Company and the principal occupation and business experience for at least the last five years for each are set forth below.

Executive Officers    Age                       Position
------------------    --- -----------------------------------------------------
Dr. Roger B. Saillant 58  President, Chief Executive Officer and Director
Gregory A. Silvestri. 41  Chief Operating Officer
W. Mark Schmitz...... 50  Vice President, Treasurer and Chief Financial Officer
Mark A. Sperry....... 41  Vice President and Chief Marketing Officer
Dr. John F. Elter.... 60  Vice President of Research and System Architecture

   Gregory A. Silvestri has served as Chief Operating Officer since August 2000. In that capacity, Mr. Silvestri manages the full range of manufacturing activities, product engineering and supply chain management. From June 1999 to August 2000 Mr. Silvestri served as our Vice President of Operations. From May 1991 to May 1999, Mr. Silvestri served in a number of senior general management positions responsible for North American and Asia-Pacific operations for Norton Company, an operating unit of Saint-Gobain Corporation that supplies engineered materials to a variety of industries. Prior to that, Mr. Silvestri served as an Engagement Manager within the Industrial Practice Group of McKinsey & Company. Mr. Silvestri received his Bachelor of Science and Engineering degree in Chemical Engineering from Princeton University and a Masters in Business Administration degree, with honors, from the University of Virginia.

   W. Mark Schmitz has served as Vice President, Treasurer and Chief Financial Officer since May 2001. In that capacity, Mr. Schmitz is responsible for management of our finance, investor relations and information systems departments. Prior to joining Plug Power, Mr. Schmitz spent 22 years with General Motors Corporation, most recently serving as Vice President and Chief Financial Officer of DirecTV Latin America, LLC, a subsidiary of Hughes Corporation. Prior to that, Mr. Schmitz spent six years at General Motors do Brasil, where he served as Treasurer, Controller, Executive Director of Finance and President of Banco GM. Mr. Schmitz has also worked in various capacities in controllership, treasury and business development in General Motors' operations in the United States. Mr. Schmitz holds a Masters in Business Administration degree from Ohio State University.

   Mark A. Sperry has served as Vice President and Chief Marketing Officer since May 2000. In that capacity, Mr. Sperry is responsible for all sales and marketing activities including product strategy development, channel management, market engagement, government relations and marketing communications. Additionally, he manages our field service and applications development activities. Prior to joining Plug Power, Mr. Sperry spent 15 years at Xerox Corporation, where he most recently served as Vice President and General Manager for the Production Color Business within the North American Solutions Group. While at Xerox, he held a wide variety of positions spanning finance, operations, marketing and strategy, including worldwide marketing responsibility for the highly successful, multi-billion dollar DocuTech product family. Mr. Sperry received a Bachelor's Degrees in Economics and Political Science from Dickinson College and a Masters in Business Administration from Syracuse University.

   Dr. John F. Elter has served as Vice President of Research and Systems Architecture since March 2001. Prior to joining Plug Power, Dr. Elter worked at Eastman Kodak Corporation, where he most recently served as Vice President and Chief Technology Officer in the professional division. Prior to Kodak, Dr. Elter spent over 30 years at Xerox Corporation, where he held a variety of management positions spanning advanced technology, engineering, quality, strategy and architecture, business development and operations. Dr. Elter has a proven track record in leading high technology innovation and product commercialization, which included two major product platforms that have generated over $40 billion in revenue. Dr. Elter holds a Bachelor of Science degree in Mechanical Engineering from Purdue University, a Master of Science degree in Mechanical Engineering from New York University, and a Ph.D. in Mechanical and Aerospace Sciences from the University of Rochester.

   Subject to the terms of any employment agreement with the Company, each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                            EXECUTIVE COMPENSATION

Summary Compensation

   The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the individuals serving as the Company's Chief Executive Officer and the four other most highly compensated executive officers during Fiscal 2001.

                          Summary Compensation Table

                                Annual Compensation         Long-Term Compensation
                               --------------------- ------------------------------------
                                                      Restricted  Securities
                                                        Stock     Underlying  All Other
Name and Principal Position    Year  Salary   Bonus  Awards($)(1) Options(#) Compensation
---------------------------    ---- -------- ------- ------------ ---------- ------------
Dr. Roger B. Saillant(2)...... 2001 $300,000 $    --   $84,900      11,747     $ 12,849
 President and                 2000       --  85,875        --     750,000           --
 Chief Executive Officer       1999       --      --        --          --           --
Gregory A. Silvestri(3)....... 2001  234,038  66,505    39,247      60,000      117,500
 Chief Operating Officer       2000  205,608  60,000        --      50,000           --
                               1999   93,688  12,800    19,200     200,000           --
W. Mark Schmitz(4)............ 2001  138,462  70,750        --     257,789       59,816
 Vice President, Treasurer and 2000       --      --        --          --           --
 Chief Financial Officer       1999       --      --        --          --           --
Mark A. Sperry(5)............. 2001  204,520  58,015        --      85,027        2,819
 Vice President and Chief      2000  134,615  30,000        --     140,000       80,965
 Marketing Officer             1999       --      --        --          --           --
Dr. John F. Elter(6).......... 2001  193,846  98,763        --     135,810       37,813
 Vice President of Research    2000       --      --        --          --           --
 and System Architecture       1999       --      --        --          --           --

--------
(1) The amounts in this column represent shares of restricted Common Stock. The recipients of restricted Common Stock awards are entitled to receive dividends on shares they hold prior to vesting.
       On November 14, 2001, the Company awarded 9,953 shares of Restricted Stock to Dr. Saillant and 4,601 shares of Restricted Stock to Mr. Silvestri, for services rendered in 2001, valued at $8.53 per share, which was based on the closing market price of the Common Stock on the date of grant. Dr. Saillant must be employed through November 14, 2004, to receive the Common Stock free of restriction. Of the restricted shares awarded to Mr. Silvestri, 2,300 will vest on November 14, 2002 and 2,301 will vest on November 14, 2003. The vesting provisions require that Mr. Silvestri is employed by Plug Power through November 14, 2002 and November 14, 2003, respectively, at which time he will receive the Common Stock free of restriction.
       On January 28, 2000, the Company awarded 230 shares of Restricted Stock to Mr. Silvestri, for services rendered in 1999, valued at $83.50 per share, which was based on the closing market price of the Common Stock on the date of grant. Mr. Silvestri became fully vested in the award on January 28, 2001 and received the Common Stock free of restriction.

(2) Dr. Saillant started with Plug Power in December 2000. The amount of other compensation represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $6,000 and moving and relocation expenses of $6,849 paid by the Company.
(3) Mr. Silvestri started with Plug Power in July 1999. The amount of other compensation represents the taxable amount attributable to the exercise of non-qualified employee stock options. Mr. Silvestri exercised and sold 25,000 options, at the time of our public offering on July 19, 2001, with an exercise price of $6.67 per share and a market value of $11.37 per share.
(4) Mr. Schmitz started with Plug Power in June 2001. The amount of other compensation represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $769 and moving and relocation expenses of $59,047 paid by the Company.
(5) Mr. Sperry started with Plug Power in May 2000. The amount of other compensation in 2001 represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $2,819 and the amount in 2000 represents moving and relocation expenses of $80,965 paid by the Company.
(6) Mr. Elter started with Plug Power in March 2001. The amount of other compensation represents the dollar value of matching contributions we made under our 401(k) Savings and Retirement Plan in the amount of $2,942 and moving and relocation expenses of $34,871 paid by the Company.

                       Option Grants In Last Fiscal Year

                                                                      Potential Realizable Value at
                                                                         Assumed Annual Rates of
                                                                        Stock Price Appreciation
                                      Individual Grants                    for Option Term(2)
                         -------------------------------------------- -----------------------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying  Granted to   Exercise
                          Options   Employees in   Price   Expiration
Name                     Granted(1)  Fiscal Year  (Share)     Date          5%            10%
----                     ---------- ------------- -------- ----------   ----------     ----------
Dr. Roger B. Saillant(3)   11,747        0.5%      $ 8.53  11/14/2011 $   63,000     $  159,700
Gregory A. Silvestri(4).   30,000        1.3%       17.94   1/11/2011    338,500        857,800
                           30,000        1.3%        8.53  11/14/2011    160,900        407,800
W. Mark Schmitz(5)......  220,000        9.6%       24.53   5/16/2011  3,393,900      8,600,800
                           37,789        1.7%        8.53  11/14/2011    202,700        513,700
Mark A. Sperry(6).......   50,000        2.2%       17.94   1/11/2011    564,100      1,429,600
                           35,027        1.5%        8.53  11/14/2011    187,900        476,200
Dr. John F. Elter(7)....  100,000        4.4%       17.88   2/20/2011  1,124,500      2,849,600
                           35,810        1.6%        8.53  11/14/2011    192,100        486,800

--------
(1) All options were granted under our 1999 Stock Option Plan and have a 10-year term.
(2) Potential realizable value is based on the assumption that Plug Power's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon Securities and Exchange Commission requirements and do not reflect Plug Power's projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of Common Stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

(3) All options shown in this table as granted to Dr. Saillant vest 50% on each of the first and second anniversaries of the date of grant.
(4) All options shown in this table as granted to Mr. Silvestri vest 33.3% on each of the first, second and third anniversaries of the date of grant.
(5) Of the options shown in this table as granted to Mr. Schmitz, 220,000 of such options shall vest 25% on each of the first, second, third and fourth anniversaries of the date of grant; 28,000 of such options shall vest 33.3% on each of the first, second and third anniversaries of the date of grant and 9,789 of such options shall vest 50% on each of the first and second anniversaries of the date of grant.
(6) Of the options shown in this table as granted to Mr. Sperry, 77,000 of such options shall vest 33.3% on each of the first, second and third anniversaries of the date of grant; and 8,027 of such options shall vest 50% on each of the first and second anniversaries of the date of grant.
(7) Of the options shown in this table as granted to Mr. Elter, 100,000 of such options vested immediately; 27,000 of such options shall vest 33.3% on each of the first, second and third anniversaries of the date of grant; and 8,810 of such options shall vest 50% on each of the first and second anniversaries of the date of grant.

Fiscal Year-End Option Values

   Option Exercises and Option Values. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at December 31, 2001.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal       In-the-Money Options
                                                     Year-End(#)        at Fiscal Year-End($)(1)
                                              ------------------------- -------------------------
                        Shares
                      Acquired on    Value
Name                  Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                  ----------- ----------- ----------- ------------- ----------- -------------
Dr. Roger B. Saillant       --     $     --     112,500      649,247     $     --     $  2,467
Gregory A. Silvestri.   25,000      117,500     115,000      170,000      196,650      171,900
W. Mark Schmitz......       --           --          --      257,789           --        7,936
Mark A. Sperry.......       --           --      45,500      179,527           --        7,356
Dr. John F. Elter....       --           --     100,000       35,810           --        7,520

--------
(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 2001, less the option exercise price.

Employment Agreements

   Dr. Saillant has a one-year employment agreement with the Company which automatically renews for successive one-year periods unless the Company or Dr. Saillant gives notice to the contrary. Dr. Saillant receives an annual base salary of $300,000 and is eligible to: (i) receive an annual incentive bonus with a target amount equal to 100 percent of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit and executive perquisites. Dr. Saillant's employment may be terminated by the Company for "cause", as defined in the agreement, or by Dr. Saillant for "good reason", as defined in the agreement, or without "good reason" upon sixty days' prior notice to the Company. If Dr. Saillant's employment is terminated by the Company for any reason other than cause, death or disability, or in the event that Dr. Saillant terminates his employment with the Company and is able to establish "good reason", the Company is obligated to pay Dr. Saillant the sum of the following amounts: (i) his expected bonus through the date of termination; plus (ii) either, two years' annual base salary and two years' expected bonus if the date of termination occurs within one year after a change in control of the Company, or one year's annual salary and expected bonus if the termination occurs either in the absence of a change in control or more than one year after a change in control. In the event, of a termination for "good reason," Dr. Saillant is entitled to be fully vested in any outstanding restricted stock, stock options and other stock awards previously granted. Furthermore, the Company is required to continue paying health insurance and other benefits to Dr. Saillant and his eligible family members for the applicable period.

   The Company and Mr. Silvestri are parties to an agreement pursuant to which he will receive 100% of his base salary, continuation of employee benefits and vesting of stock options for twelve months if his employment is terminated for any reason, including voluntary termination. Mr. Silvestri's agreement survives both or either (a) a merger, reorganization or consolidation, or (b) a sale of all or substantially all of the assets or stock of our company.

   [The following Report of the Compensation Committee of the Board of Directors on Executive Compensation, and the Shareholder Return Performance Graph on page [13] will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.]

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   The Compensation Committee reviews and evaluates individual executive officers and determines the compensation for each executive officer. In general, compensation is designed to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company's stockholders.

   Compensation for the Named Executive Officers during Fiscal 2001 included salary, bonus and incentive awards. Base salary was determined by reviewing the previous levels of base salary, base salaries paid by comparable companies to executives with similar responsibilities, perceived level of individual performance and the overall performance of the Company. No specific weight was given to any of these factors in the evaluation of base salaries because each of these factors was considered significant and the relevance of each varies depending on an officer's responsibilities.

   For Fiscal 2001, bonus amounts were based on the Named Executive Officers' specific contributions made during the year toward the Company's goals established at the beginning of the year. Bonus amounts were paid in both cash and stock during the fourth quarter of Fiscal 2001. Stock options are also granted to executive officers based upon their specific responsibilities and are granted by the Compensation Committee. The Compensation Committee believes that with the current salary and bonus structure along with stock option grants, which generally vest equally over three or four years, the executive team is properly motivated to achieve the short- and long-term goals of the Company.

Chief Executive Officer's Fiscal 2001 Compensation

   The Compensation Committee determined Dr. Saillant's annual base salary and incentives (as described under the caption "Employment Agreements") in accordance with the principles and methods applied to other executive officers at similar companies. As President and Chief Executive Officer of the Company, Dr Saillant was eligible to participate in the same executive compensation programs available to the Company's other Executive Officers.

   During fiscal 2001, Dr. Saillant received an annual base salary of $300,000. In order to conserve cash resources Dr. Saillant recommended to the Committee that his incentive bonus, for fiscal 2001, be paid in the form of long-term restricted stock. The Committee accepted this proposal and Dr. Saillant was awarded 9,953 shares of restricted stock, with a value of $84,900 at the time of the grant, which will become fully vested in fiscal 2004. In addition to his base salary and incentive bonus and pursuant to the terms of his employment agreement, Dr. Saillant received a restricted stock award of 19,200 shares which will vest equally over four years and is equivalent to the number of restricted shares he forfeited as a result of his retirement from Ford/Visteon. Finally, Dr. Saillant was awarded 11,747 stock options as part of the Company's long-term incentive compensation program (see "Option Grants In Last Fiscal Year").

Compliance with Internal Revenue Code Section 162(m)

   The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m), which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1 million salary limitation. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

   Compensation Committee:
     Anthony F. Earley, Jr.
     George C. McNamee

Compensation Committee Interlocks and Insider Participation

   During Fiscal 2001, Messrs. Earley and McNamee, neither of whom is an employee of the Company, served as members of the Compensation Committee. For information regarding their relationships with the Company, see "Certain Relationships and Related Transactions" below.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   First Albany Companies Inc. (FAC), owns approximately 33.1% of the outstanding Common Stock of Mechanical Technology Inc. (MTI) which beneficially owns approximately 24.4% of our Common Stock. George C. McNamee, the Chairman and Co-Chief Executive Officer of FAC and the Chief Executive Officer and a director of MTI, is currently the Chairman of the Board of Directors of Plug Power. Dr. Walter L. Robb, a director of MTI, is a director of Plug Power. FAC/Equities, a division of First Albany Corporation which is a wholly-owned subsidiary of FAC, acted as co-manager of the Company's public offering of Common Stock which was completed in July 2001.

   Edison Development Corporation (EDC) beneficially owns approximately 28.4% of our outstanding Common Stock. Anthony F. Earley, Jr., the Chairman, Chief Executive Officer, President and Chief Operating

Officer of DTE Energy Company, is a director of Plug Power. Larry G. Garberding, was a director, Executive Vice President and Chief Financial Officer of DTE Energy Company during 2001 and is also director of Plug Power. Effective January 1, 2002, Larry G. Garberding resigned all of his positions with DTE Energy Company. DTE Energy Company is the parent company of EDC.

   GEPS Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Power Systems business, beneficially owns approximately 12.5% of our outstanding Common Stock. John G. Rice, President and Chief Executive Officer of GE Power Systems, is a director of the Company. Pursuant to an agreement with GE MicroGen, the Company has agreed to use its best efforts to cause one individual nominated by GE Power Systems, Inc. to be elected to our Board of Directors for as long as our distribution agreement with GEFCS is in effect.

   In February 1999, we entered into a joint venture agreement with GE MicroGen, Inc. to form GE Fuel Cell Systems, LLC (GEFCS), to exclusively market, sell, install and service certain of our PEM fuel cell systems under 35 kW designed for use in residential, commercial and industrial stationary power applications on a global basis, with the exception of the states of Illinois, Indiana, Michigan and Ohio, in which DTE Energy Technologies, Inc., has exclusive distribution rights. GE MicroGen, Inc. is a wholly owned subsidiary of General Electric Company that operates within the GE Power Systems business.

   In August 2001, we amended our agreements with GE Microgen and GEFCS to expand GEFCS' exclusive worldwide distribution rights to include all of our stationary PEM fuel cell systems. In addition, we increased our ownership interest in GEFCS from 25% to 40%. In return, we granted GE Power Systems Equities, Inc. an option to purchase 725,000 shares of our common stock at an exercise price of $15.00 per share. We also replaced the product specifications, prices and delivery schedule in our distribution agreement with a high-level, multi-generation product plan, with subsequent modifications being subject to mutual agreement, and extended the term of the agreement by an additional five years to December 31, 2014.

   Under a separate agreement, we have agreed to source from General Electric technical support services for our product development effort, including engineering, testing, manufacturing and quality control services. We have committed to purchase a minimum of $12.0 million of such services over a five year period, which began September 30, 1999. Through December 31, 2001, we have purchased approximately $5.0 million of such services. We have also entered into a separate agreement with General Electric Company under which General Electric acts as our agent in procuring certain equipment, parts and components. In addition, General Electric has agreed to provide training services to our employees regarding procurement activities.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

   Below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq Composite Index and the companies included within the Standard & Poor's High Tech Composite Index for the period commencing October 29, 1999 and ending December 31, 2001. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Standard & Poor's High Tech Composite Index on October 29, 1999, the date of the Company's initial public offering, and the reinvestment of all dividends. The beginning measurement point is established by the market close on October 29, 1999, the first day on which the Company's Common Stock was publicly traded.



                                    [CHART]

                                S&P High Tech      NASDAQ
              Plug Power          Composite     Marktet Index
              ----------        -------------   ------------
10/29/1999     $100.00            $100.00         $100.00
12/31/1999      176.56             127.47          137.18
12/31/2000       91.81              79.30           83.28
12/31/2001       54.63              62.97           65.75

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 29, 2002 by:

    .  all persons known by us to own beneficially 5% or more of the Common
       Stock;

    .  each of our directors;

    .  the executive officers listed in the Summary Compensation Table; and

    .  all directors and executive officers as a group.

                                                                                     Shares Beneficially Owned(1)
                                                                                     ---------------------------
Name of Beneficial Owner                                                                Number(2)        Percent
------------------------                                                               ----------       -------
DTE Energy Company(3)............................................................... 14,350,981          28.4%
Mechanical Technology Incorporated.................................................. 12,276,390          24.4
General Electric Company(4).........................................................  6,391,666          12.5
Anthony F. Earley, Jr.(5)........................................................... 14,399,981          28.6
Larry G. Garberding(6)..............................................................     65,000            *
Douglas T. Hickey(7)................................................................     25,000            *
George C. McNamee(8)................................................................ 12,506,390          24.7
John G. Rice(9).....................................................................  6,416,666          12.6
Dr. Walter L. Robb(10)..............................................................    115,000            *
John M. Shalikashvili(11)...........................................................     45,500            *
Dr. Roger B. Saillant(12)...........................................................    157,766            *
Gregory A. Silvestri 13)............................................................    177,544            *
W. Mark Schmitz(14).................................................................     62,598            *
Mark Sperry(15).....................................................................     77,312            *
Dr. John F. Elter(16)...............................................................    101,258            *
All executive officers, directors, and director-nominees as a group (13 persons)(17) 35,105,015          67.1

--------
 *   Represents less than 1% of the outstanding shares of Common Stock
(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder. The address of Mechanical Technology, Inc. is 431 New Karner Road, Albany, New York 12205. The address of Edison Development Corporation is c/o DTE Energy Company, 2000 Second Avenue, 644 WCB, Detroit, Michigan 48226. The address of General Electric is c/o GE Power Systems, One River Road, Schenectady, New York 12345. The address of all other listed stockholders is c/o Plug Power Inc., 968 Albany-Shaker Road, Latham, New York 12110.
(2) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 29, 2002, through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person that are exercisable within 60 days of March 29, 2002, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 50,359,220 shares of Common Stock outstanding as of March 29, 2002.
(3) Includes 14,350,981 shares owned of record by Edison Development Corporation, an indirect wholly-owned subsidiary of DTE Energy Company, of which 230,000 are shares of Common Stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(4)  Includes 5,666,666 shares of Common Stock owned of record by GEPS
     Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Power Systems business and 725,000 shares of Common Stock issuable upon the exercise of an outstanding option that is exercisable within 60 days of March 29, 2002, by GEPS Equities, Inc.
(5) Includes 14,350,981 shares owned of record by Edison Development Corporation, an indirect wholly-owned subsidiary of DTE Energy Company, of which 230,000 are shares of Common Stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 29, 2002. Mr. Earley, a director and executive officer of DTE Energy, may be deemed the beneficial owner of these shares. Mr. Earley disclaims beneficial ownership of these shares.
       Also includes 45,000 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Earley that are exercisable within 60 days of March 29, 2002. Mr. Earley has assigned to DTE Energy Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.
(6) Includes 55,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(7) Includes 25,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(8) Includes 12,276,390 shares of Common Stock owned of record by Mechanical Technology. Mr. McNamee, a director and Chief Executive Officer of Mechanical Technology, may be deemed the beneficial owner of these shares. Mr. McNamee disclaims beneficial ownership of these shares.
       Also includes 220,000 shares of Common Stock issuable upon exercise of outstanding options held by Mr. McNamee that are exercisable within 60 days of March 29, 2002.
(9)  Includes 5,666,666 shares of Common Stock owned of record by GEPS
     Equities, Inc., an indirect wholly-owned subsidiary of General Electric Company that operates within its GE Power Systems business and 725,000 shares of Common Stock issuable upon the exercise of an outstanding option that is exercisable within 60 days of March 29, 2002, by GEPS Equities, Inc. Mr. Rice, a Senior Vice President of General Electric Company and the President and Chief Executive Officer of GE Power Systems, disclaims beneficial ownership of these shares.
       Also includes 25,000 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Rice that are exercisable within 60 days of March 29, 2002. Mr. Rice has assigned to General Electric Company his right to receive the shares underlying such options and any proceeds from the sale of such shares.
(10) Includes 105,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(11) Includes 45,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(12) Includes 112,500 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.

(13) Includes 175,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(14) Includes 55,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(15) Includes 76,165 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(16) Includes 100,000 shares of Common Stock issuable upon exercise of outstanding options that are exercisable within 60 days of March 29, 2002.
(17) Includes 2,181,165 shares of Common Stock issuable upon exercise of outstanding options, by the executive officers and directors as a group, that are exercisable within 60 days of March 29, 2002.

                           EXPENSES OF SOLICITATION

   The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2003 Annual Meeting must be received by the Company on or before December 25, 2002 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Secretary, Plug Power Inc., 968 Albany-Shaker Road, Albany, New York, 12110.

   Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2003 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not less than 90 days nor more than 120 days prior to May 16, 2003; provided, however, that if the date of the 2003 Annual Meeting is more than 30 days before or more than 60 days after May 16, 2003, such proposals must be received not more than 120 days prior to the date of the 2003 Annual Meeting and not later than the later of (a) 90 days prior to the date of the 2003 Annual Meeting or (b) the 10th day following the date on which public announcement of the 2003 Annual Meeting is made, as set forth in the Company's By-laws. Stockholder proposals must include all supporting documentation required by the Company's By-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

   The Company engaged KPMG LLP as the Company's independent public accountants effective December 3, 2001. Prior to that date, PricewaterhouseCoopers had been the Company's independent accountants. The Company's Board of Directors, upon recommendation of its Audit Committee, approved the engagement of

KPMG. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging KPMG, neither the Company nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

   On November 20, 2001, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for each of the two years in the period ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two years in the period ended December 31, 2000, and the subsequent interim period preceding the dismissal of PricewaterhouseCoopers LLP on November 20, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused the firm to make reference to the matter of the disagreement in their reports. During the two years in the period ended December 31, 2000, and the subsequent interim period preceding the dismissal of PricewaterhouseCoopers LLP on November 20, 2001, no reportable events occurred in connection with the relationship between PricewaterhouseCoopers LLP and the Company.

   The Board of Directors has appointed KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. A KPMG LLP representative will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Annual Meeting.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it and written representations from certain Section 16 Persons that no other Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2001 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, except as set forth below.

   On December 15, 2000, Dr. Saillant was appointed as a Director and as President and Chief Executive Officer of the Company and received an initial stock option grant, which should have been reported on a Form 3 no later than December 26, 2000. Dr. Saillant filed a Form 3 on January 10, 2001.

   On August 8, 2001, Ms. Song, was appointed as a Director of the Company and received an initial stock option grant, which should have been reported on a Form 3 no later than August 20, 2001. Ms. Song filed a Form 3 on October 17, 2001.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                PLUG POWER INC.


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
 A [X]   votes as in this
         example.


                           FOR all nominees
                        listed at right (except       ABSTAIN
                           as marked to the         to vote for
                           contrary below)          all nominees
Proposal 1:
   Election of three             [_]                    [_]
   Class III Directors,
   each to hold office
   until the Company's 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

To abstain to vote for any individual nominee, write that nominee's name in the space below:

___________________________________________________________________


NOMINEES:
   Larry G. Garberding
   John G. Rice
   John M. Shalikashvili

In their discretion, the Proxy holders are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please be sure to sign and date this Proxy.

PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

Stockholder(s) Signature:                              Dated:             , 2002
                          ----------------------------        -----------

NOTE: Please sign name exactly as shown here. If more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, indicating title or authority.

                                PLUG POWER INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PLUG POWER INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 16, 2002

     The undersigned hereby constitutes and appoints David Neumann and Ana-Maria Galeano Proxies of the undersigned, with full power of substitution in each of them, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of Plug Power Inc. (the "Company") held of record by the undersigned as of the close of business on March 22, 2002, at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Albany Marriott, 189 Wolf Road, Albany, New York, at 10:00 a.m. local time, on Thursday, May 16, 2002, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXY HOLDERS ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.